Exhibit 99.B(d)(2)(b)

SCHEDULE A
to the
INVESTMENT ADVISORY AGREEMENT
between
VICTORY PORTFOLIOS
and
VICTORY CAPITAL MANAGEMENT INC.

Dated July 29, 2016

	Name of Fund	Fee*	Last Approved	Must Be Approved By
1.	Victory Floating Rate Fund	0.65%	December 5, 2017	December 31, 2018
2.	Victory Global Natural Resources Fund	1.00%	December 5, 2017	December 31, 2018
3.	Victory High Income Municipal Bond Fund	0.50%	December 5, 2017	December 31, 2018
4.	Victory High Yield Fund	0.60%	December 5, 2017	December 31, 2018
5.	Victory INCORE Investment Quality Bond Fund	0.50%	December 5, 2017	December 31, 2018
6.	Victory INCORE Low Duration Bond Fund	0.45%	December 5, 2017	December 31, 2018
7.	Victory Sophus Emerging Markets Fund	1.00%	December 5, 2017	December 31, 2018
8.	Victory Sophus Emerging Markets Small Cap Fund	1.25%	December 5, 2017	December 31, 2018
9.	Victory RS Global Fund	0.80%	December 5, 2017	December 31, 2018
10.	Victory RS Growth Fund	0.75%	December 5, 2017	December 31, 2018
11.	Victory RS International Fund	0.80%	December 5, 2017	December 31, 2018
12.	Victory RS Investors Fund	1.00%	December 5, 2017	December 31, 2018
13.	Victory RS Large Cap Alpha Fund	0.50%	December 5, 2017	December 31, 2018
14.	Victory RS Mid Cap Growth Fund	0.85%	December 5, 2017	December 31, 2018

*  Expressed as a percentage of average daily net assets.  Note, however, that the Adviser shall have the right, but not the obligation, to voluntarily or contractually waive any portion of the advisory fee from time to time.  In addition, the Adviser may from time to time undertake in writing to limit the Funds’ total expenses for a definite period of time.

15.	Victory RS Partners Fund	1.00%	December 5, 2017	December 31, 2018
16.	Victory RS Science and Technology Fund	1.00%	December 5, 2017	December 31, 2018
17.	Victory RS Select Growth Fund	1.00%	December 5, 2017	December 31, 2018
18.	Victory RS Small Cap Equity Fund	0.75%	December 5, 2017	December 31, 2018
19.	Victory RS Small Cap Growth Fund	0.95%	December 5, 2017	December 31, 2018
20.	Victory RS Value Fund	0.85%	December 5, 2017	December 31, 2018
21.	Victory Strategic Income Fund	0.60%	December 5, 2017	December 31, 2018
22.	Victory Tax-Exempt Fund	0.50%	December 5, 2017	December 31, 2018

Current as of December 5, 2017

VICTORY PORTFOLIOS

By:	/s/ Christopher K. Dyer
Name:	Christopher K. Dyer
Title:	President

Accepted:

VICTORY CAPITAL MANAGEMENT INC.

By:	/s/ Michael D. Policarpo II
Name:	Michael D. Policarpo II
Title:	Chief Operating Officer